EXHIBIT D


                             JOINT FILING AGREEMENT

                  The undersigned does hereby agree and consent to the filing with each of the other Filing Parties named in Amendment No. 8 of a single statement on Schedule 13D and amendments thereto in accordance with the provisions of Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.

Dated:  April 8, 1997

                                                     SH SECURITIES CO., LLC

                                                     By:/s/ Edward J. Bramson
                                                        ---------------------
                                                        Edward J. Bramson
                                                        Managing Member

                                                         Page  21  of  21  Pages

C/M:  11115.0000 414618.5